EXHIBIT 15.1

Our ref	RDS\634532\4482556v1

Direct tel	+852 2971 3046

Email	richard.spooner@maplesandcalder.com

Country Style Cooking Restaurant Chain Co., Ltd.
No. 1-2, 5F Mingyi Floor, Junhao Building
No. 8 Jianxin North Road
Jiangbei District, Chongqing
People’s Republic of China

25 April 2012

Dear Sirs

Country Style Cooking Restaurant Chain Co., Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2011, which will be filed with the Securities and Exchange Commission in the month of April 2012.

Yours faithfully,

/s/ Maples and Calder

Maples and Calder

53rd Floor The Center 99 Queen’s Road Central Hong Kong

Tel +852 2522 9333 Fax +852 2537 2955 www.maplesandcalder.com

Resident Hong Kong Partners: Christine Chang (England and Wales), Spencer Privett (England and Wales)

Anne Walker (England and Wales), Anthony Webster (England and Wales), Greg Knowles (England and Wales)

Harriet Unger (England and Wales), Barry Mitchell (British Virgin Islands), Matthew Stocker (Cayman Islands) Cayman

Islands and British Virgin Islands Attorneys at Law | Offices: British Virgin Islands, Cayman Islands,

Dubai, Dublin, Hong Kong, London